                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of report (Date of earliest event reported) November 24, 1998
                                                        -----------------


                               Penton Media, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                         1-14337                36-2875386
--------------------------------------------------------------------------------
(State or Other                       (Commission            (IRS Employer
  jurisdiction of incorporation)      File Number)           Identification No.)



1100 Superior Avenue, Cleveland, Ohio
--------------------------------------------------------------------------------
(Address of principal executive offices)


Registrant's telephone number, including area code   (216) 696-7000
                                                    ----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.   ACQUISITION OF ASSETS.
          ----------------------

         On November 24, 1998, Penton Media Inc. (the "Company"), pursuant to an Agreement and Plan of Merger, dated October 7, 1998 (the "Merger Agreement") among the Company, Mecklermedia Corporation ("Mecklermedia") , a Delaware corporation who is a leading provider of information about the Internet , Alan
M. Meckler, a significant stockholder of Mecklermedia, and Internet World Media, Inc. ("World Media"), a newly organized wholly owned subsidiary of the Company, completed its cash tender offer for all of the outstanding shares of Mecklermedia. Pursuant to the Merger Agreement, the acquisition was accomplished by merging (the "Merger") World Media into Mecklermedia. Mecklermedia then changed its name to World Media.

         In connection with the Merger, each Mecklermedia shareholder received $29.00 in cash for each share of common stock held by the shareholder. Each share not tendered was converted into the right to receive $29.00 in cash, without interest, pursuant to the merger of Mecklermedia and World Media. The total value of the transaction was approximately $274 million.

         In connection with the acquisition, Penton entered into a joint venture agreement with Alan M. Meckler, Mecklermedia's founder, with respect to the limited liability company Internet.com, a subsidiary of World Media. Internet.com is a network of Web sites that provides news, analysis and information resources for Internet professionals. Penton sold an 80.1% equity interest in Internet.com to Mr. Meckler for $18 million, retaining 19.9% of the equity and warrants to acquire up to a 29.9% interest. Mr. Meckler will be Internet.com's managing member and chief executive officer. He also will be engaged in a consulting relationship with Penton Media. Internet.com and Penton also have entered into various agreements relating to the exchange of services between the two companies.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

         (a)       Financial statements of business acquired.

                  (1) Audited financial statements of Mecklermedia Corporation, Inc. as of September 30, 1998, 1997 and 1996 and for the years then ended are included in this report.


         (b)       Pro forma financial information.

                  (1) Pro forma combined financial information consisting of a pro forma combined balance sheet as of September 30, 1998 and pro forma consolidated statements of operations for the nine month period ended September 30, 1998 and the year ended December 31, 1997 are included in this report.

         (c)       Exhibits.

                  (23)  Consent of Independent Accountants

PENTON MEDIA, INC.
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------


                                                                                                 Page
                                                                                                 ----

MECKLERMEDIA CORPORATION AND SUBSIDIARIES
         Report of Independent Public Accountants                                                F-2
         Consolidated Balance Sheets - September 30, 1998 and 1997                               F-3
         Consolidated Statements of Operations for the years ended
              September 30, 1998, 1997, and 1996                                                 F-5
         Consolidated Statements of Changes in Stockholders' Equity
              for the years ended September 30, 1998, 1997, and 1996                             F-6
         Consolidated Statements of Cash Flows for the years ended
              September 30, 1998, 1997 and 1996                                                  F-7
         Notes to Consolidated Financial Statements                                              F-8

PENTON MEDIA, INC. PRO FORMA - (UNAUDITED)
         Consolidated Balance Sheet as of September 30, 1998                                     F-20
         Consolidated Statement of Operations for the nine
              month period ended September 30, 1998 and for the year
              ended December 31, 1997                                                            F-22

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Stockholders of
Mecklermedia Corporation:

We have audited the accompanying consolidated balance sheets of Mecklermedia Corporation (a Delaware corporation) and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mecklermedia Corporation and subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.





                                                       ARTHUR ANDERSEN LLP

Stamford, Connecticut
November 11, 1998

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                           SEPTEMBER 30, 1998 AND 1997
                           ---------------------------
                                 (In thousands)
                                 --------------



                                                                                  1998             1997
                                                                                --------         --------
                               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                                  $  9,432         $ 23,971
     Accounts receivable, less allowances of $909 and $670, respectively           5,163            3,960
     Advanced billings for trade shows                                            10,068            9,497
     Income tax receivable                                                           754              135
     Inventory                                                                       295            1,074
     Prepaid trade show expenses                                                   5,892            3,198
     Deferred income taxes                                                             -            1,715
     Prepaid expenses and other                                                      727            1,689
                                                                                --------         --------

               Total current assets                                               32,331           45,239

DEFERRED INCOME TAXES                                                                754              134

PROPERTY AND EQUIPMENT:
     Computer equipment                                                            3,575            2,594
     Furniture, fixtures and equipment                                             1,280              986
     Leasehold improvements                                                          433              341
                                                                                --------         --------
                                                                                   5,288            3,921
     Less:  Accumulated depreciation and amortization                             (2,204)          (1,393)
                                                                                --------         --------

                                                                                   3,084            2,528
INTANGIBLE ASSETS, net of accumulated amortization of $3,492
     and $1,026, respectively                                                     38,419            3,760

OTHER ASSETS                                                                         217              120
                                                                                --------         --------

                    Total assets                                                $ 74,805         $ 51,781
                                                                                ========         ========




          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                           SEPTEMBER 30, 1998 AND 1997
                           ---------------------------
               (In thousands, except share and per share amounts)
               --------------------------------------------------



                                                                                        1998             1997
                                                                                      --------         --------
                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                 $  3,102         $  4,219
     Accrued expenses                                                                    3,743            3,780
     Deferred income taxes                                                                 397                -
     Deferred trade show revenue                                                        28,146           21,406
     Deferred print publishing revenue                                                     598            2,640
                                                                                      --------         --------
               Total current liabilities                                                35,986           32,045

DEFERRED PRINT PUBLISHING REVENUE - LONG-TERM                                               49              320
                                                                                      --------         --------

               Total liabilities                                                        36,035           32,365

COMMITMENTS AND CONTINGENCIES                                                                -                -

STOCKHOLDERS' EQUITY
     Preferred stock ($.01 par value, 1,000,000 shares authorized, no shares issued and outstanding)
     Common stock ($.01 par value, 35,000,000 shares authorized, 9,369,376 and               -                -
          8,526,896 shares issued at September 30, 1998
          and 1997, respectively)                                                           94               85
     Additional paid-in capital                                                         41,831           24,857
     Treasury stock, at cost (260,000 and 10,000 shares at September 30, 1998
          and 1997, respectively)                                                       (5,272)            (172)
     Retained earnings (accumulated deficit)                                             2,282           (5,306)
     Foreign currency translation adjustment                                              (165)             (48)
                                                                                      --------         --------
               Total stockholders' equity                                               38,770           19,416
                                                                                      --------         --------
               Total liabilities and stockholders' equity                             $ 74,805         $ 51,781
                                                                                      ========         ========




          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
              -----------------------------------------------------

                    (In thousands, except per share amounts)
                    ----------------------------------------

                                                                  1998             1997             1996
                                                                --------         --------         --------
REVENUES:
     Trade shows                                                $ 46,472         $ 32,818         $ 12,717
     Print publishing                                             12,611           19,067           15,511
     Web sites                                                     3,544            1,479              498
     Other                                                         1,425            1,829            1,868
                                                                --------         --------         --------

                                                                  64,052           55,193           30,594
                                                                --------         --------         --------

COST OF SALES AND DIRECT COSTS:
     Trade shows                                                  21,128           16,255            7,843
     Print publishing                                             10,021           13,982            9,792
     Web sites                                                     2,071            1,104              513
     Other                                                           377              521              483
                                                                --------         --------         --------

                                                                  33,597           31,862           18,631
                                                                --------         --------         --------

Gross profit after cost of sales and direct costs                 30,455           23,331           11,963

OPERATING EXPENSES:
     Advertising, promotion and selling                            9,380           12,514            9,890
     General and administrative                                    9,072            8,089            6,615
     Amortization of intangibles                                   2,429              834              192
                                                                --------         --------         --------

Operating income (loss)                                            9,574            1,894           (4,734)
                                                                --------         --------         --------

     Interest income                                                 741            1,123            1,001
     Minority interest                                               (42)               -                -
     Gain on sale of assets, net                                   2,036                -                -
                                                                --------         --------         --------

Income (loss) before income taxes                                 12,309            3,017           (3,733)
Provision (benefit) for income taxes                               4,721             (727)             135
                                                                --------         --------         --------

Net income (loss)                                               $  7,588         $  3,744         ($ 3,868)
                                                                ========         ========         ========

Basic earnings (loss) per share                                 $   0.88         $   0.44         ($  0.46)
                                                                --------         --------         --------

Diluted earnings (loss) per share                               $   0.85         $   0.43         ($  0.46)
                                                                ========         ========         ========

Weighted average number of common shares and equivalents           8,672            8,506            8,422
                                                                ========         ========         ========



          The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
           ----------------------------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
              -----------------------------------------------------

                      (In thousands, except share amounts)
                      ------------------------------------

                                                                                                          Foreign
                                       Common Stock          Additional                    Retained       Currency        Total
                                ------------------------      Paid-In       Treasury       Earnings     Translation    Stockholders'
                                  Shares         Amount       Capital        Stock         (Deficit)     Adjustment       Equity
                                ----------     ---------    -----------     --------      -----------   -----------    ------------

BALANCE, September 30, 1995     8,368,876     $       84    $   22,990     $        -     ($   5,182)    ($       3)    $   17,889


Net loss                                -              -             -              -         (3,868)             -         (3,868)

Options exercised by
directors and employees            98,826              1           372              -              -              -            373

Shares tendered in lieu
of cash for  exercise of
options                            (3,959)             -           (70)             -              -              -            (70)

Warrants exercised                 15,500              -            56              -              -              -             56

Foreign currency
translation
adjustment                              -              -             -              -              -             13             13
                               ----------     ----------    ----------     ----------     ----------     ----------     ----------

BALANCE, September 30, 1996     8,479,243             85        23,348              -         (9,050)            10         14,393
                               ----------     ----------    ----------     ----------     ----------     ----------     ----------

Net income                              -              -             -              -          3,744              -          3,744

Options exercised by
directors and employees            47,653              -           606              -              -              -            606

Elimination of income
tax valuation
allowances for
disqualifying stock
option dispositions                     -              -           903              -              -              -            903

Purchase of
treasury stock                    (10,000)             -             -           (172)             -              -           (172)

Foreign currency
translation adjustment                  -              -             -              -              -            (58)           (58)

                               ----------     ----------    ----------     ----------     ----------     ----------     ----------

BALANCE, September 30, 1997     8,516,896             85        24,857           (172)        (5,306)           (48)        19,416
                               ==========     ==========    ==========     ==========     ==========     ==========     ==========

Net income                              -              -             -              -          7,588              -          7,588

Options exercised by
directors and employees            92,480              1         1,169              -              -              -          1,170


Shares issued relating
to Boardwatch/One
acquisition                       750,000              8        15,461              -              -              -         15,469

Income tax benefit
for disqualifying
stock option
dispositions                            -              -           344              -              -              -            344

Purchase of
treasury stock                   (250,000)             -             -         (5,100)             -              -         (5,100)

Foreign currency
translation adjustment                  -              -             -              -              -           (117)          (117)
                               ----------     ----------    ----------     ----------     ----------     ----------     ----------

BALANCE, September 30, 1998     9,109,376     $       94    $   41,831     ($   5,272)    $    2,282     ($     165)    $   38,770
                               ==========     ==========    ==========     ==========     ==========     ==========     ==========


          The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
              FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
              -----------------------------------------------------

                                 (In thousands)
                                 --------------

                                                                                  1998          1997           1996
                                                                                --------      --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                          $  7,588      $  3,744      ($ 3,868)
     Adjustments to reconcile net cash provided by operations-
          Depreciation and amortization                                            3,721         1,574           555
          Accretion of interest income on note receivable                             (8)          (24)          (41)
          (Gain) on sale of assets, net                                           (2,036)            -             -
          Deferred income taxes                                                    1,492          (946)            -
     Changes in assets and liabilities-
          (Increase) in accounts receivable and advanced billings for trade       (1,774)       (6,130)       (5,027)
                shows
          (Increase) decrease in income tax receivable                              (275)         (159)          126
          (Increase) decrease in inventory                                           779          (563)          155
          (Increase) decrease in prepaid trade show expenses                      (2,694)         (933)         (584)
          (Increase) decrease in prepaid expenses and other                          635          (457)         (383)
          Increase (decrease) in accounts payable and accrued expenses            (2,733)        2,811         2,414
          Increase (decrease) in deferred trade show revenue                       6,740         9,268         8,303
          Increase (decrease) in deferred print publishing revenue                  (577)           93           679
                                                                                --------      --------      --------
               Net cash provided by operating activities                          10,858         8,278         2,329
                                                                                --------      --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of assets                                                   300             -             -
     Proceeds from notes receivable                                                  238           212           200
     Sales of short-term investments                                                   -             -         9,947
     Purchases of short-term investments                                               -             -        (9,947)
     Additions to property and equipment                                          (1,784)       (1,610)         (970)
     Additions to intangible assets                                              (20,104)       (3,144)       (1,500)
                                                                                --------      --------      --------
               Net cash (used in) investing activities                           (21,350)       (4,542)       (2,270)
                                                                                --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of options and warrants                                1,170           606           359
     Purchase of treasury stock                                                   (5,100)         (172)            -
     Repayment of notes and loans                                                      -             -           (14)
                                                                                --------      --------      --------
               Net cash provided by (used in) financing activities                (3,930)          434           345
                                                                                --------      --------      --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                             (117)          (58)           13
                                                                                --------      --------      --------

Net increase (decrease) in cash and cash equivalents                             (14,539)        4,112           417
                                                                                --------      --------      --------

CASH AND CASH EQUIVALENTS, beginning of period                                    23,971        19,859        19,442
                                                                                --------      --------      --------

CASH AND CASH EQUIVALENTS, end of period                                        $  9,432      $ 23,971      $ 19,859
                                                                                ========      ========      ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
     Cash paid for interest                                                     $      -      $      -      $      1
     Cash paid for income taxes                                                 $  3,448      $    145      $     88


          The accompanying notes to consolidated financial statements are an integral part of these statements.

                    MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                    -----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                        SEPTEMBER 30, 1998, 1997 AND 1996
                        ---------------------------------

(1)      Pending Sale of the Company to Penton Media, Inc.:
         --------------------------------------------------

On October 7, 1998, the Company entered into a definitive agreement to be acquired by Penton Media, Inc. ("Penton") for $29.00 per share of common stock in an all cash tender offer.

The boards of directors of Penton and the Company have approved the transaction and Alan M. Meckler ("Meckler"), Chairman of the Board and Chief Executive Officer, has agreed to tender all of the shares he beneficially owns which represents approximately 30% of the Company's shares. Meckler has also granted an option to Penton to purchase such shares.

The tender offer is subject to certain terms and conditions, including a minimum tender of a majority of the fully diluted shares. The tender offer will be conditioned on Penton funding its financing. Penton has entered into commitments with affiliates of Donaldson, Lufkin & Jenrette to provide the financing necessary for the acquisition. Any shares not purchased in the tender offer will be acquired for $29.00 in cash in a subsequent merger. It is anticipated that the transaction could be completed as early as November 1998.

Upon completion of the merger, Meckler will purchase 80.1% of the Company's Web site business from Penton for $18.0 million. In addition, Meckler will provide consulting services to Penton.

(2)      The Company:
         ------------

The Company is a leading provider of information about the Internet through its
(i) INTERNET WORLD and ISPCON trade shows and conferences, (ii) publication of INTERNET WORLD, a weekly controlled circulation newspaper, (iii) publication of BOARDWATCH, a monthly general circulation magazine, (iv) publication of the DIRECTORY OF INTERNET SERVICE PROVIDERS, a general circulation publication, and
(v) INTERNET.COM, the Company's network of Web sites for Internet news and information resources. Because all of the Company's products and services relate to providing Internet-related information to business and information technology professionals and consumers, the Company's success is dependent on the continued growth of the Internet.

(3)      Summary of Significant Accounting Policies:
         -------------------------------------------

         Principles of consolidation-
         ----------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The financial statements also include the accounts of the Company's minority-owned subsidiaries. All significant intercompany transactions have been eliminated. Investments in affiliated international trade shows are accounted for using the equity method. The Company's investment interests in these affiliated international trade shows range from 35% to 50%.

         Revenue recognition-
         --------------------

                  Trade show revenues-
                  --------------------

                           Proceeds from the sale of trade show space and
                  prepaid admission fees are deferred and recognized as revenue at the time the trade shows are held. Equity income from the Company's international trade shows is included in trade show revenue. Equity losses from the Company's international trade shows are included in trade show cost of sales and direct costs.

                  Print publishing revenues-
                  --------------------------

                           Advertising revenue-
                           --------------------

                           Revenue from the sales of advertising space in print publications is recognized at the time the issue is circulated.

                           Subscription revenues-
                           ----------------------

                           Proceeds from subscriptions are recorded as deferred print publishing revenue when received and are included in revenue over the terms of the subscriptions, generally one to two years, upon commencement of subscription services. Subscriptions expiring within one year are included as a current liability and the portion of the subscriptions in excess of one year are classified as a non-current liability under the caption deferred print publishing revenue.

                           Newsstand revenue-
                           ------------------

                           Sales to newsstand distributors are recognized as revenue in the month of distribution utilizing historical experience to estimate the ultimate sales of print publishing to the newsstand. In the event that actual sales differ from estimates, adjustments are made in subsequent months. Historically, these adjustments have not been material.

                  Web site revenues-
                  ------------------

                           Revenue from the sales of advertising space in the Company's INTERNET.COM network of Web sites is recognized during each display period, which typically does not exceed one month.

                           Revenue from the licensing of editorial content is recognized during the period of the license.

                  Other revenues-
                  ---------------

                           Revenue from list rentals is recognized at the time of use by the renter. Royalty revenue from the sales of books and directories is recognized upon shipment.

Use of estimates-
-----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation-
-----------------------------

Assets and liabilities of the Company's foreign subsidiary are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Results of operations are translated using the average exchange rate prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included as part of the foreign currency translation adjustment component of stockholders' equity, while gains and losses resulting from foreign currency transactions are included in net income (loss).

Cash and cash equivalents-
--------------------------

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory-
----------

Inventory is stated at the lower of cost (first-in, first-out) or market. Components of inventory are as follows as of September 30, 1998 and 1997 (in thousands):

                                                    1998       1997
                                                   ------     ------

                    Paper                            $172       $667
                    Work-in-process                   123        407
                                                   ------     ------
                                                     $295     $1,074
                                                   ======     ======


Publication costs of print publications, including paper, editorial, typesetting and printing costs are included in work-in-process until the issue or volume is released for sale, at which time the related costs are charged to operations.

Prepaid trade show expenses-
----------------------------

Prepaid trade show expenses consist of deposits on trade show facilities, advertising and promotion and related direct labor costs. These costs are expensed at the time the trade show is held. Advances to the Company's affiliated international trade shows are included in prepaid trade show expenses.

Prepaid expenses and other-
---------------------------

Prepaid expenses and other consist principally of refundable deposits, royalty advances and other prepaid items.

Property and equipment-
-----------------------

Property and equipment are stated at cost. The Company records depreciation, using the straight-line method, in amounts sufficient to write-off the cost of depreciable assets over the following estimated useful lives:

           Computer equipment                    3-5 years
           Furniture, fixtures and equipment     3-10 years
           Leasehold improvements                Estimated useful lives or lease
                                                 term, whichever is shorter

Depreciation expense amounted to approximately $1,292,000, $741,000 and $363,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

Maintenance and repair expenditures are charged to appropriate expense accounts in the period incurred; replacements, renewals and betterments are capitalized. Upon sale or other disposition of property, the cost and accumulated depreciation of such properties are eliminated from the accounts and the gains or losses thereon are reflected in operations.

Intangible assets-
------------------

Intangible assets are stated at cost and consist of the following as of September 30, 1998 and 1997 (in thousands):

                                                       1998           1997
                                                      -------        ------

                    Acquisition costs (a)             $38,748        $2,744
                    Trademarks and copyrights           3,163         2,042
                                                      -------        ------

                                                       41,911         4,786
                    Less: Accumulated amortization     (3,492)       (1,026)
                                                      -------        ------

                    Intangible assets, net            $38,419        $3,760
                                                      =======        ======


         (a) Acquisition costs pertain to publishing rights, sponsorship rights and subscription lists which the Company has acquired for various trade shows, print publication and Web site acquisitions.

Acquisition costs and trademarks and copyrights are being amortized using the straight-line method over the estimated useful lives of three to fifteen years.

Amortization expense amounted to approximately $2,429,000, $834,000 and $192,000 for the years ended September 30, 1998, 1997 and 1996, respectively.

The Company periodically reviews the carrying value of its intangible assets and property and equipment to determine whether an impairment may exist. The Company considers relevant cash flow, estimated future operating trends and other available information in assessing whether the carrying value of these assets can be recovered. The Company believes no such impairment exists as of September 30, 1998.

General promotion costs-
------------------------

Costs incurred in connection with the general procurement of subscriptions and the general promotion of new projects are expensed in the period incurred.

Income taxes-
-------------

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires an asset and liability approach which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Earnings (loss) per share-
--------------------------

The weighted average number of common shares outstanding as presented have been adjusted for dilutive common stock equivalents.

Presentation-
-------------

Certain amounts have been reclassified in the prior year statements to conform to the current year presentation.

Other-
------

The Company does not believe any recently issued accounting standards will have a material impact on its financial condition or results of operations.

(4)      Income Taxes:
         -------------

Income (loss) before income taxes consists of the following (in thousands):

                                Year Ended September 30,
                       ------------------------------------------
                         1998             1997              1996
                       -------          ------            -------

Domestic               $12,586          $3,083            ($4,113)
Foreign                   (277)            (66)               380
                       -------          ------            -------

                       $12,309          $3,017            ($3,733)
                       =======          ======            =======


The provision (benefit) for income taxes consists of the following (in thousands):

                                     Year Ended September 30,
                                 ---------------------------------
                                   1998         1997         1996
                                 -------      -------      -------

Current provision (benefit)
     Federal                     $ 2,573       $    -       $    -
     State                           632           59           64
     Foreign                          24          121           71
                                 -------      -------      -------

                                   3,229          180          135

Deferred provision (benefit)
      Federal                      1,169         (779)           -
      State                          323         (128)           -
                                 -------      -------      -------

                                 $ 4,721      ($  727)     $   135
                                 =======      =======      =======


At September 30, 1998 and 1997, the Company had future U.S. federal and state income tax benefits of approximately $357,000 and $1.8 million, respectively, as follows (in thousands):

                                                              1998            1997
                                                            -------         -------

Net operating losses                                         $    -         $ 1,346
Excess of amortization of intangibles for financial
reporting                                                       928             260
    purposes over income taxes
Excess of depreciation of property and equipment for
    income tax purposes over financial reporting               (174)           (126)
Reserves recorded for financial reporting purposes              469             291
Trade show expenses recorded for income tax purposes           (982)              -
Inventory capitalization for income tax purposes                116              78
                                                            -------         -------

Deferred income tax asset                                   $   357         $ 1,849
                                                            =======         =======


At September 30, 1998, and 1997, Mecklermedia Limited, the Company's wholly-owned United Kingdom subsidiary, had future United Kingdom income tax benefits of approximately $703,000 and $591,000,respectively, for which valuation allowances have been fully provided.

A reconciliation setting forth the difference between the effective income tax rate of the Company and the U.S. Federal statutory income tax rate is as follows (in thousands):

                                                            Year Ended September 30,
                                                     ---------------------------------------
                                                       1998            1997            1996
                                                     -------         -------         -------

Federal statutory rate                               $ 4,185         $ 1,026         ($1,269)
State income taxes                                       601             187              64
Foreign income taxes                                      24             121              71
Foreign losses without income tax benefits                94              22              44
Domestic losses without income tax benefits                -               -           1,200
Elimination of valuation allowances and other           (223)         (2,134)              -
Provision for non-deductible expenses                     40              51              25
                                                     -------         -------         -------

                                                     $ 4,721         ($  727)        $   135
                                                     =======         =======         =======


(5)      Commitments and Contingencies:
         ------------------------------

The following is a schedule of approximate annual future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 1998 (in thousands):

                         Fiscal Year
                       ---------------

                            1999                      $   716
                            2000                          504
                            2001                          300
                            2002                           27
                                                      -------
                           Total                      $ 1,547
                                                      =======

For the years ended September 30, 1998, 1997, and 1996, the total rent expense incurred by the Company was approximately $616,000, $446,000 and $235,000, respectively.

The Company has employment agreements with three key employees with terms ranging from six months to one year.

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

(6)      Transactions with Related Parties:
         ----------------------------------

A director of the Company is a principal in a law firm which provides counsel to the Company. The Company incurred expenses of approximately $12,000, $36,000 and $74,000 related to services provided by this law firm for the years ended September 30, 1998, 1997 and 1996, respectively. These fees were negotiated at arms length.

(7)      Preferred Stock:
         ----------------

In December 1993, the Company authorized the issuance of 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock").

The Board of Directors has the authority, without further vote or action by the stockholders, to issue the undesignated shares of Preferred Stock in one or more series and to fix all rights, qualifications, preferences, limitations and restrictions of each series, including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

(8)      Common Stock:
         -------------

On December 23, 1996, the Company's Board of Directors authorized the Company to purchase up to $2.0 million of the Company's common stock in the public market. On May 15, 1997, the Company purchased 10,000 shares of its common stock for $172,000. On December 2, 1997, the Company's Board of Directors authorized the Company to purchase up to an additional $5.0 million of the Company's common stock in the public market. On December 2, 1997 and December 30, 1997, the Company purchased an aggregate of 250,000 shares of its common stock in private transactions for approximately $5.1 million.

On March 13, 1996, the Company's stockholders approved an increase in the number of authorized shares of common stock from 9,000,000 to 35,000,000.

In fiscal 1996 and 1995, warrants to purchase 15,500 and 180,000 shares of common stock, respectively, for $3.60 per share were exercised. The Company realized net proceeds, after expenses, of approximately $56,000 and $616,000, respectively. As of September 30, 1998, the Company had warrants outstanding to purchase 4,500 shares of common stock exercisable at a price of $3.60 per share.

(9)      Stock Option Plans:
         -------------------

In December 1993, the Company established a stock option plan under which the Company may issue qualified incentive stock options to key employees, including officers, up to an aggregate of 400,000 shares of common stock. The purchase price of the common stock under each option must be at least 100% of the fair market value of the shares on the date of grant. The plan will terminate on December 1, 2003.

In January 1995, the Company established a second stock option plan under which the Company may issue qualified incentive stock options to key employees, including officers, up to an aggregate of 400,000 shares of common stock. This amount was increased to 800,000 shares during fiscal 1997 through a plan amendment. The purchase price of the common stock under each option must be at least 100% of the fair market value of the shares on the date of the grant. The plan will terminate on January 31, 2005.

A summary of the status of the Company's two stock option plans as of September 30, 1998, 1997 and 1996, and changes during the years ending on those dates is presented below (in thousands, except per share amounts):

                                             1998                    1997                      1996
                                      ------------------      -------------------      --------------------
                                                Weighted                 Weighted                  Weighted
                                                 Average                  Average                  Average
                                                Exercise                 Exercise                  Exercise
                                      Shares      Price       Shares       Price       Shares        Price
                                      ------      -----       ------       -----       ------        -----


Outstanding at beginning of year         625      $13.19         521       $10.78          455      $   7.37
Granted                                  236      $23.29         210       $20.21          260      $  15.39
Exercised                                (83)     $14.15         (48)      $12.73          (99)     $   3.78
Forfeited                                (79)     $21.56         (58)      $17.25          (95)     $   9.19
                                       ------     ------      ------       ------       ------      --------
Outstanding at end of year               699      $15.80         625       $13.19          521      $  10.78
                                       ======                 ======                    ======

Options exercisable at end of year       332      $24.43         272       $ 9.22          191      $   8.14
                                       ======                 ======                    ======
Weighted average fair value of
   options granted during year         $14.48                 $14.34                    $10.85
                                       ======                 ======                    ======

The following table summarizes information about stock options outstanding at September 30, 1998:

                                      Options Outstanding                        Options Exercisable
                           -------------------------------------------   -------------------------------------
                                             Weighted-
                              Options         Average        Weighted-                             Weighted-
                           Outstanding at    Remaining       Average     Options Exercisable        Average
   Range of Exercise       September 30,    Contractual      Exercise      at September 30,     Exercise Price
        Prices                  1998           Life           Price            1998
------------------------   ---------------  ------------     ----------  -------------------    ---------------
   $2.89          $8.95        157              5.78           $3.44           157                   $3.44
   $9.88         $15.38        133              7.08          $13.25            98                  $13.24
  $16.00         $21.75        216              8.35          $18.83            67                  $18.59
  $22.06         $28.75        193              9.19          $24.27            10                  $24.43
                               ---                                             ---

                               699                                             332
                               ===                                             ===

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998, 1997, and 1996, respectively: risk-free interest rates of 4.7%, 6.0%, and 6.3 %; expected lives of 5.0 years; expected dividend rate of zero; and expected volatility of 73.0%, 78.6 %, and 85.4%.

The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for its stock option plans. If compensation expense had been determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", net income would have been reduced by $1.4 million, $2.3 million and $2.2 million for fiscal 1998, 1997 and 1996, respectively. Basic earnings per share would have been reduced by $0.17, $0.26 and $0.26 for fiscal 1998, 1997 and 1996, respectively.

(10)     Employee Benefit Plan:
         ----------------------

The Company has a defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code for employees meeting certain service requirements. The plan allows eligible employees to contribute up to 15% of their compensation to the plan. At the discretion of the Board of Directors, the Company may also make contributions dependent on profits each year for the benefit of all eligible employees under the plan. There were no discretionary contributions for the years ended September 30, 1998, 1997 and 1996.

(11)     Earnings (Loss) Per Share:
         --------------------------

Effective December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which requires the replacement of primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. SFAS 128 also requires restatement of previously reported earnings per share information for certain periods presented in the accompanying statements of operations to ensure consistency with currently reported amounts. Accordingly, the Company has restated previously reported earnings per share amounts.

Computations of basic and diluted earnings (loss) per share for the years ended September 30, 1998, 1997 and 1996 are as follows (in thousands, except per share amounts):

                                                               Year Ended September 30, 1998
                                                      ---------------------------------------------
                                                        Income             Shares         Per Share
                                                      (Numerator)      (Denominator)        Amount
                                                      -----------      -------------        ------

BASIC EARNINGS PER SHARE
   Net income available to common stockholders           $7,588           8,672              $0.88
   Effect of Dilutive Securities:                                                            =====
     Stock options and warrants                               -             252
                                                         ------           -----
DILUTED EARNINGS PER SHARE
   Net income available to common stockholders           $7,588           8,924              $0.85
                                                         ======           =====              =====


                                                               Year Ended September 30, 1997
                                                      ---------------------------------------------
                                                        Income             Shares         Per Share
                                                      (Numerator)      (Denominator)        Amount
                                                      -----------      -------------        ------

BASIC EARNINGS PER SHARE
   Net income available to common stockholders           $3,744           8,506              $0.44
   Effect of Dilutive Securities:                                                            =====
     Stock options and warrants                               -             256
                                                         ------           -----
DILUTED EARNINGS PER SHARE
   Net income available to common stockholders           $3,744           8,762              $0.43
                                                         ======           =====              =====


                                                               Year Ended September 30, 1996
                                                      ---------------------------------------------
                                                        Income             Shares         Per Share
                                                      (Numerator)      (Denominator)        Amount
                                                      -----------      -------------        ------

BASIC (LOSS) PER SHARE
   Net loss available to common stockholders            ($3,868)          8,422             ($0.46)
   Effect of Dilutive Securities:                                                           ======
     Stock options and warrants                               -               -
                                                        -------           -----
DILUTED (LOSS) PER SHARE
   Net loss available to common stockholders            ($3,868)          8,422             ($0.46)
                                                        =======           =====             ======


Options to purchase 143,000, 59,000 and 521,000 shares of common stock at prices ranging from $23.25 - $28.75, $21.75 - $27.50 and from $2.89 - $21.75 were outstanding during the years ended September 30, 1998, 1997 and 1996, respectively, but were not included in the computation of diluted earnings
(loss) per share because the options would have been anti-dilutive.

(12)     Sale of Assets:
         ---------------

On February 3, 1998, the Company sold the active subscriber list of the paid monthly print publication formerly known as INTERNET WORLD to The McGraw-Hill Companies, Inc. for cash and assumption of INTERNET WORLD's outstanding deferred subscription liabilities. The Company recognized a gain on the sale of approximately $2.0 million.

(13)     Acquisition:
         ------------

On May 15, 1998, the Company consummated the acquisition of all of the outstanding capital stock of Boardwatch Magazine, Inc. ("Boardwatch") and One, Inc. ("One"), each a Colorado corporation ("Boardwatch/One acquisition"). The consideration paid consisted of cash in the amount of $14.0 million and 750,000 shares of the Company's common stock. Boardwatch is the publisher of the monthly trade magazine BOARDWATCH which has a circulation of approximately 25,000 readers. One is the organizer of the ISPCON trade shows, the largest tradeshows in the Internet Service Provider industry. Boardwatch's Web site, Boardwatch.com, and One's Web site, Ispcon.com, were included in the acquisition. The excess of the purchase price over the fair value of the net assets acquired of approximately $30.4 million was recorded to intangible assets and will be amortized using the straight-line method over fifteen years.

(14)     Business Segments and Geographic Information:
         ---------------------------------------------

Information with respect to the revenues, operating income (loss), identifiable assets, additions to property and equipment and intangibles, and depreciation and amortization of the Company's principal business segments is as follows (in thousands):

                                                           Year Ended September 30,
                                                    --------------------------------------
                                                      1998           1997           1996
                                                    --------       --------       --------
         REVENUES:
                  Trade shows                       $ 46,472       $ 32,818       $ 12,717
                  Print publishing  (a)               12,611         19,067         15,511
                  Web sites                            3,544          1,479            498
                  Other                                1,425          1,829          1,868
                                                    --------       --------       --------

                                                    $ 64,052       $ 55,193       $ 30,594
                                                    ========       ========       ========

         OPERATING INCOME (LOSS):
                  Trade shows                       $ 18,395       $ 12,400       $  2,555
                  Print publishing                    (8,139)       (10,379)        (7,472)
                  Web sites                           (1,534)        (1,191)          (695)
                  Other                                  852          1,064            878
                                                    --------       --------       --------

                                                    $  9,574       $  1,894       ($ 4,734)
                                                    ========       ========       ========

         IDENTIFIABLE ASSETS:
                  Trade shows                       $ 44,327       $ 14,737       $  7,807
                  Print publishing                    11,699          7,131          3,698
                  Web sites                            6,439          2,114            376
                  Other                                1,315            676            814
                  Cash and other - unallocated        11,025         27,123         21,891
                                                    --------       --------       --------

                                                    $ 74,805       $ 51,781       $ 34,586
                                                    ========       ========       ========

                                                    Year Ended September 30,
                                                 1998        1997          1996
                                               -------      -------      -------

         ADDITIONS TO PROPERTY AND
         EQUIPMENT AND INTANGIBLE ASSETS:
                  Trade shows                  $25,939      $ 1,319      $   982
                  Print publishing               8,147          983          728
                  Web sites                      3,953        1,790          362
                  Other                            122           70           32
                  Corporate - unallocated          854          592          366
                                               -------      -------      -------

                                               $39,015      $ 4,754      $ 2,470
                                               =======      =======      =======

         DEPRECIATION AND AMORTIZATION:
                  Trade shows                  $ 1,806      $   431      $    61
                  Print publishing                 816          305           68
                  Web sites                        505          345           42
                  Other                             39           13            4
                  Corporate - unallocated          555          480          380
                                               -------      -------      -------

                                               $ 3,721      $ 1,574      $   555
                                               =======      =======      =======


Significant financial information by geographic area is as follows (in thousands):

                                                     Year Ended September 30,
                                                 1998           1997           1996
                                               --------       --------       --------
REVENUES:
          United States (b)                    $ 60,929       $ 54,419       $ 30,003
          Europe                                  1,673            347            432
          Other                                   1,450            427            159
                                               --------       --------       --------

                                               $ 64,052       $ 55,193       $ 30,594
                                               ========       ========       ========
NET INCOME (LOSS):
          United States (b)                   $   9,672       $  4,872       ($ 3,310)
          Europe                                   (519)           (66)          (130)
          Other                                  (1,565)        (1,062)          (428)
                                               --------       --------       --------

                                               $  7,588       $  3,744       ($ 3,868)
                                               ========       ========       ========
IDENTIFIABLE ASSETS:
          United States (b)                    $ 70,610       $ 51,047       $ 33,736
          Europe                                  3,601            734            850
          Other                                     594              -              -
                                               --------       --------       --------

                                               $ 74,805       $ 51,781       $ 34,586
                                               ========       ========       ========

         (a) Print publishing revenues consist of the following (in thousands):

                                                                         Year Ended September 30,
                                                               -------------------------------------------
                                                                1998              1997              1996
                                                               -------           -------           -------

Advertising revenues                                           $10,274           $13,058           $ 9,413
Circulation revenues                                             1,687             5,678             5,908
All other                                                          650               331               190
                                                               -------           -------           -------

Total print publishing revenues                                $12,611           $19,067           $15,511
                                                               =======           =======           =======


All print publishing costs of sales and direct costs relate to circulation revenues. The Company does not incur any incremental costs of sales and direct costs with respect to advertising revenues.

(b) Includes United States and Canada

(15)     Supplemental Disclosure of Noncash Investing and Financing Activities:
         ----------------------------------------------------------------------

Year ended September 30, 1998

The Company issued 750,000 shares of its common stock in connection with the Boardwatch/One acquisition.

The Company recorded an income tax benefit of $344,000 for disqualifying stock option dispositions which was recorded as an increase to additional paid-in capital.

Year ended September 30, 1997

The Company recorded an income tax benefit of $903,000 for disqualifying stock option dispositions which was recorded as an increase to additional paid-in capital.

Year ended September 30, 1996

A former employee tendered 3,959 shares of common stock with a fair value of approximately $70,000 in lieu of cash for the exercise of stock options.

(15)      Subsequent Events:
          ------------------

Subsequent to September 30, 1998, the Company acquired four websites for approximately $2.4 million. The excess of the purchase price over the fair value of the assets acquired for the websites will be recorded as an intangible asset and will be amortized using the straight-line method over five years.

PENTON MEDIA, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1998
--------------------------------------------------------------------------------
(Unaudited)


The following unaudited pro forma consolidated balance sheet is presented as if the merger of Mecklermedia Corporation had occurred on September 30, 1998. This pro forma consolidated balance sheet should be read in conjunction with the pro forma consolidated statement of income of the Company presented herein and the historical financial statements and notes thereto of the Company included in the Penton Media, Inc.'s Forms 10-Q and S-1 for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively.

All purchase price allocations for the INDEX acquisition (December 1997), the Donohue Meehan acquisition (August 1998), and the Mecklermedia Corporation acquisition (November 1998), are treated as purchase transactions, are preliminary in nature and are subject to change within the twelve months following each acquisition based on refinements as actual data becomes available. The unaudited pro forma consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at September 30, 1998, nor does it purport to represent the future financial position of the Company.

PENTON MEDIA, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1998
(Dollars in thousands)
--------------------------------------------------------------------------------
(Unaudited)

                                                                                  Company Pro Forma
                                       Company      Mecklermedia     Adjustments     (Unaudited)
                                      Historical     Historical          (a)
                                      ---------       ---------       ---------       ---------
ASSETS:
Current Assets:
  Cash and equivalents                $   7,273       $   9,432       $  (8,560)      $   8,145
  Accounts receivable                    33,166          15,985              --          49,151
  Inventories                             2,971             295              --           3,266
  Deferred tax asset                      3,230              --              --           3,230
  Prepaid tradeshow expenses
     and other assets                     8,024           6,619              --          14,643
                                      ---------       ---------       ---------       ---------
                                         54,664          32,331          (8,560)         78,435
                                      ---------       ---------       ---------       ---------
Property, Plant & Equipment, net         27,458           3,084              --          30,542
                                      ---------       ---------       ---------       ---------
Other assets:
  Goodwill, net                          97,111          38,419         196,088         331,618
  Other intangibles, net                  6,074              --          14,503          47,458
                                                                         26,881
  Deferred tax assets                     3,533             754              --           4,287
  Investment in JV                           --              --          22,472           4,472
                                                                        (18,000)
  Miscellaneous                              88             217              --             305
                                      ---------       ---------       ---------       ---------
                                        106,806          39,390         241,944         388,140
                                      ---------       ---------       ---------       ---------
                                      $ 188,928       $  74,805       $ 233,384       $ 497,117
                                      =========       =========       =========       =========

LIABILITIES:
Current Liabilities:
  Senior Debt facility                $  38,900              --       $ (38,900)      $  11,250
                                                                         11,250
  Notes payable                           2,550              --              --           2,550
  Accounts payable                        9,727           3,102              --          12,829
  Accrued compensation and
      Benefits                           10,021           3,743              --          13,764
  Other accrued expenses                  8,557             397          11,054          20,008
  Unearned income                        14,035          28,744              --          42,779
                                      ---------       ---------       ---------       ---------
                                         83,790          35,986         (16,596)        103,108
                                      ---------       ---------       ---------       ---------
Long-term liabilities:
  Senior debt facility                       --              --         288,750         288,750
  Deferred pension credit                18,592              --              --          18,592
  Other                                     985              49              --           1,034
                                      ---------       ---------       ---------       ---------
                                         19,577              49         288,750         308,376
                                      ---------       ---------       ---------       ---------

STOCKHOLDERS EQUITY:
  Preferred stock                            --              --              --              --
  Common stock                              227              94             (94)            227
  Capital in excess of par value         55,051          41,831         (41,831)         55,051
  Treasury stock                             --          (5,272)          5,272               0
  Retained earnings                      30,360           2,282          (2,282)         30,360
  Foreign currency adjustments              (77)           (165)            165             (77)
                                      ---------       ---------       ---------       ---------
                                         85,561          38,770         (38,770)         85,561
                                      ---------       ---------       ---------       ---------
                                      $ 188,928       $  74,805       $ 233,384       $ 497,117
                                      =========       =========       =========       =========

PENTON MEDIA, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
AND FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------
(Unaudited)

The unaudited pro forma consolidated statement of income reflects adjustments to Penton's historical Consolidated Statement of Income for the nine month period ended September 30, 1998, to give effect to: (i) the Donohue Meehan Publishing acquisition , which was completed on August 7, 1998, as if such acquisition had occurred on January 1, 1997, (ii) the issuance of Common Stock pursuant to the Donohue Meehan Publishing acquisition as if such issuance had occurred on January 1, 1997, (iii) the acquisition of Mecklermedia Corporation on November 24, 1998, as if such acquisition had occurred on January 1, 1997 and had been included on the basis of its nine months ended June 30, 1998, (iv) the sale of an 80.1% interest in Internet.com to Alan M. Meckler and (v) other adjustments required to reflect the combined results of operations of Penton as a separate public company.

The unaudited pro forma consolidated statement of income reflects adjustments to Penton's historical Consolidated Statement of Income for the year ended December 31, 1997, to give effect to: (i) the acquisition of INDEX, which was completed on December 12, 1997, as if such acquisition had occurred on January 1, 1997 and had been included on the basis of its twelve months ended November 30, 1997,
(ii) the Donohue Meehan Publishing acquisition , which was completed on August 7, 1998, as if such acquisition had occurred on January 1, 1997, (iii) the issuance of Common Stock pursuant to the Donohue Meehan Publishing acquisition as if such issuance had occurred on January 1, 1997, (iv) the acquisition of Mecklermedia Corporation on November 24, 1998, as if such acquisition had occurred on January 1, 1997 and had been included on the basis of its twelve months ended September 30, 1998, (v) the sale of an 80.1% interest in Internet.com to Alan M. Meckler, and (vi) other adjustments required to reflect the combined results of operations of Penton as a separate public company.

The acquisition of ISOA in December 1997 and the disposition of one publication during 1997 have not been reflected in the Unaudited Pro Forma Combined Financial Information as the impact of both transactions is immaterial to such information.

The following pro forma information is based upon the historical consolidated results of operations of the Company for the nine month period ended September 30, 1998 and the year ended December 31, 1997, giving effect to the transactions described above. The pro forma consolidated statements of income should be read in conjunction with the pro forma consolidated balance sheet of the Company presented herein and the historical financial statements and notes thereto of the Company, included in the Penton Media, Inc.'s Forms 10-Q and S-1 for the nine month period ended September 30, 1998 and the year ended December 31, 1997, respectively.

All purchase price allocations for the INDEX acquisition, the Donohue Meehan acquisition, and the Mecklermedia Corporation acquisition are treated as purchase transactions, are preliminary in nature and are subject to change within the twelve months following each acquisition based on refinements as actual data becomes available. The unaudited pro forma consolidated statements of income are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the company's results of operations for future periods.

PENTON MEDIA, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
(Dollars in thousands, except per share amounts)
--------------------------------------------------------------------------------
(Unaudited)


                                                       DM                                           Company
                                       Penton       Publishing     Meckler       Pro forma         Pro forma
                                     Historical     Historical    Historical    Adjustments       (Unaudited)
                                     ----------     ----------    ----------    -----------       -----------
Revenues                               $ 164,471   $     5,892      $  49,835   $     (971)   (h)   $  219,227
                                       ---------   -----------      ---------   ----------         ----------
Operating Expenses:
  Editorial, production and               74,806         1,748         26,254        (553)   (h)      102,255
     circulation
  Selling, general and                    67,036         1,690         14,391        (588)   (h)       82,017
      administrative                                                                 (512)   (c)
  Depreciation and amortization            6,316            50          1,340        (263)   (h)       20,101
                                       ---------   -----------      ---------                      ----------
                                                                                    10,631   (b)
                                                                                     1,554   (d)
                                                                                       473   (e)
                                                                                ----------
                                         148,158         3,488         41,985       10,742            204,373
                                       ---------   -----------      ---------   ----------         ----------

Operating Income                          16,313         2,404          7,850      (11,713)            14,854
                                       ---------   -----------      ---------   ----------         ----------

Other Income(Expense):
  Interest expense                       (2,164)          (15)             --        (341)   (e)     (18,208)
                                                                                  (18,208)   (f)
                                                                                     2,520   (g)
  Miscellaneous, net                          76            37          2,700           --             2,813
                                       ---------   -----------      ---------   ----------         ----------
                                         (2,088)            22          2,700     (16,029)           (15,395)
                                       ---------   -----------      ---------   ----------         ----------

Income (loss) before income taxes         14,225         2,426         10,550     (27,742)              (541)

Provision for income taxes                 5,956            --          4,143          202   (c)       1,384
                                       ---------   -----------      ---------                      ----------
                                                                                      (134)  (e)
                                                                                       975   (c)
                                                                                      (818)  (b)
                                                                                    (7,166)  (f)
                                                                                      (612)  (d)
                                                                                      (170)  (h)
                                                                                      (992)  (g)
                                                                                ----------
Net income (loss)                      $   8,269   $     2,426      $   6,407   $  (19,027)         $ (1,925)
                                       =========   ===========      =========   ==========          ========

Net income per share basic             $     .38                                                    $  (0.08)
      and diluted                      =========                                                    ========

Weighted average number of common         21,583                                                      21,583
      shares, basic and diluted        =========                                                    ========

PENTON MEDIA, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997
(Dollars in thousands, except per share amounts)
--------------------------------------------------------------------------------
(Unaudited)


                                                              DM                                         Company
                                 Penton        Index       Publishing      Meckler     Pro forma         Pro forma
                               Historical    Historical    Historical    Historical   Adjustments        (Unaudited)
                               ----------    ----------    ----------    ----------   -----------        -----------

Revenues                         $ 204,931       $ 8,668  $     9,358    $  55,193     $(1,479)   (h)    $  276,671
                                 ---------       -------  -----------    ---------     -------           ----------

Operating Expenses:
  Editorial, production and         94,560         3,455        2,826       31,862      (1,281)   (h)       131,422
      circulation
  Selling, general and              78,523         4,971        2,894       20,603      (1,389)   (h)       104,581
      administrative                                                                     1,119    (c)
                                                                                        (2,140)   (c)
  Depreciation and amortization      6,551            26           75          834        (345)   (h)        25,077
                                 ---------       -------  -----------    ---------                       ----------
                                                                                        14,174    (b)
                                                                                         2,072    (d)
                                                                                         1,690    (e)
                                                                                       -------
                                   179,634         8,452        5,795       53,299      13,900              261,080
                                 ---------       -------  -----------    ---------     -------           ----------

Operating Income                    25,297           216        3,563        1,894     (15,379)              15,591
                                 ---------       -------  -----------    ---------     -------           ----------

Other Income(Expense):
  Interest expense                    (841)           --          (21)          --      (2,704)   (e)       (24,279)
                                                                                       (24,279)   (f)
                                                                                         3,566    (g)
  Gain on sale of publication        1,040            --           --           --          --                1,040
  Miscellaneous, net                    10            44           75        1,123          --                1,252
                                 ---------       -------  -----------    ---------     -------           ----------
                                       209            44           54        1,123     (23,417)             (21,987)
                                 ---------       -------  -----------    ---------     -------           ----------

Income (loss) before income taxes   25,506           260        3,617        3,017     (38,796)              (6,396)

Provision for income taxes          10,632            49           36         (727)        549    (c)        (3,108)
                                 ---------       -------  -----------    ---------                       ----------
                                                                                          (179)   (e)
                                                                                        (9,555)   (f)
                                                                                          (815)   (d)
                                                                                        (1,091)   (b)
                                                                                          (604)   (h)
                                                                                        (1,403)   (g)
                                                                                       -------
Net income (loss)                $  14,874           211  $     3,581    $   3,744    $(25,698)          $   (3,288)
                                 =========       =======  ===========    =========     =======           ==========

Net income per share basic       $     .70                                                               $    (0.15)
      and diluted                =========                                                               ==========

Weighted average number of          21,200                                                                   21,200
      common shares, basic and   =========                                                               ==========
      diluted

PENTON MEDIA, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

(a) On November 24, 1998, Internet World Media, Inc., a wholly owned subsidiary of Penton Media, Inc. (the "Company"), acquired all outstanding shares of Mecklermedia Corporation ("Mecklermedia") common stock for approximately $274 million in cash. Funds used to consummate the acquisition came from borrowings of the company under a $300 million Credit Agreement dated November 24, 1998. The following represents the source of funds and use of funds for the purchase, assuming the transaction had occurred on September 30, 1998 (in thousands):

      Source of funds:
           Senior debt facility                               $300,000
           Cash on hand - Meckler and Penton Media Inc.          8,560
           Funds received from Internet.com (i)                 18,685
                                                              --------
                                                              $327,245
                                                              ========
      Use of funds:
           Payoff existing line of credit                     $ 38,900
           Financing fees                                       14,503
           Purchase price (ii)                                 273,842
                                                              --------
                                                              $327,245
                                                              ========

      (i) At the completion of the merger, the Company sold an 80.1% interest in Internet.com back to Alan M. Meckler for an aggregate purchase price of $18.0 million. In addition, Internet.com reimbursed the Company $685 as a result of Internet.com performing several acquisitions at a net purchase price in excess of an amount specified in the Merger agreement.

      (ii)     The purchase price was allocated as follows:

                  Goodwill                                    $ 235,543
                  Other intangibles                              26.881
                  Investment in joint venture                    22,472
                  Deferred taxes and liabilities assumed        (11,054)
                                                              ---------
                                                              $ 273,842
                                                              =========


(b) Goodwill for publications is being amortized over 40 years while goodwill for tradeshows is being amortized over 20 years. Other intangibles are being amortized over periods ranging from 3 to 15 years. The pro forma adjustments reflect nine months and twelve months of amortization expense for the nine months ended September 30, 1998 and twelve months ended December 31, 1997, respectively, assuming the transaction had occurred on January 1, 1997.

(c) To eliminate fees paid to former owners of INDEX in 1997 and deferred compensation provisions under terminated DM Publishing agreements ($2.037 million), to record incremental general and administrative costs of Penton as a separate public company ($1.2 million in 1997 and $900 in 1998), to adjust income taxes for these expenses, and to provide income taxes for DM Publishing as if it were a wholly owned subsidiary of Penton rather than a Subchapter S corporation.

(d) Reflects the amortization of financing fees and related tax effect incurred with the $300 million Credit Agreement. Amounts are being amortized over a seven year period, the life of the agreement.

(e) To reflect interest and amortization expense with respect to the debt and intangible assets resulting from the acquisition of INDEX and the DM Publishing Combination.

(f) Reflects interest expense and related tax effect on the $300 million Credit Agreement as if it was outstanding for the entire period. The interest rate used reflects the rate charged at December 31, 1998 or 7.79% for the $175 million Tranche A loan and 8.54% for the $125 million Tranche B loan.

(g) Reflects the elimination of interest expense incurred resulting from the payoff of all outstanding debt with the proceeds of the $300 million Credit Agreement and related tax effect.

(h) Reflects the elimination of revenues and expenses associated with Internet.com which was sold back to Alan Meckler.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PENTON MEDIA, INC.
                                                  ------------------
                                                      (Registrant)


                                          By:        /s/Joseph G. NeCastro
                                                   -----------------------
                                                   Joseph G. NeCastro
                                                   Chief Financial Officer
                                                   (Duly authorized officer
                                                    and Principal Financial
                                                    Officer)


Date:    February 8, 1998